UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 15, 2013

Special Diversified Opportunities Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-68440	56-1581761
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Concord Pike, Suite 301 Wilmington, DE		19803
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(302) 824-7062

Strategic Diagnostics Inc.

111 Pencader Drive, Newark, DE 19702
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 15, 2013, the staff of The NASDAQ Stock Market LLC (“NASDAQ”) delivered a determination letter to Special Diversified Opportunities Inc. (formerly known as Strategic Diagnostics Inc.) (the “Company”) indicating its belief that the Company no longer meets the NASDAQ listing standards, as it is not in compliance with Listing Rule 5101 and may be a “public shell” with no operating business following the sale of the Company’s Life Sciences business, in addition to the prior sales of its other business lines. Pursuant to Listing Rule 5101, NASDAQ is exercising its discretion to apply more stringent listing standards to the Company and is proposing that the trading in the Company’s common stock be suspended as of July 24, 2013 and delisted thereafter.

As of the date of this filing, the Company does not plan to appeal the determination by NASDAQ. Absent such an appeal, trading of the Company’s common stock will be suspended at the opening of business on July 24, 2013, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s common stock from listing and registration on The Nasdaq Stock Market. Upon delisting of the Company’s common stock, it is the Company’s intention that its securities would eligible for quotation on the OTC Bulletin Board or in the “Pink Sheets”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Special Diversified Opportunities Inc.

July 17, 2013	By:	/s/ Francis M. DiNuzzo
Name: Francis M. DiNuzzo
Title: President and Chief Executive Officer